Exhibit 99.1

PRESS RELEASE

July 15, 2008

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2008 Second Quarter Financial Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and six months ended June 30, 2008.

2008 Second Quarter Financial Highlights

For the three months ended June 30, 2008, net income was $1,102,000 or $0.38 per diluted share which compares to net income for the three months ended June 30, 2007 of $1,257,000 or $0.43 per diluted share.

For the six months ended June 30, 2008, net income was $2,148,000 or $0.74 per diluted share which compares to net income for the six months ended June 30, 2007 of $2,209,000 or $0.76 per diluted share.

Other Financial Highlights include:

•	Consolidated assets increased 17.2% to $738,040,000 at June 30, 2008 from $629,573,000 at June 30, 2007.

•	Loans increased 18.3% to $516,492,000 at June 30, 2008 from $436,610,000 at June 30, 2007.

•	Deposits increased 11.6% to $578,273,000 at June 30, 2008 from $518,285,000 at June 30, 2007.

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Net interest income increased 4.7% to $10,387,000 for the six months ended June 30, 2008 from $9,919,000 a year ago. For the 2008 second quarter, net interest income increased 8.1% to $5,367,000 compared to $4,966,000 for the second quarter of 2007.

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Non-interest income for the six months ended June 30, 2008 increased 11.9% to $3,655,000, which compares to $3,266,000 for the six months ended June 30, 2007. For the 2008 second quarter, non-interest income increased 7.7% to $1,707,000 compared to $1,585,000 in the second quarter of 2007.

•	Declared quarterly dividend of $0.1825 per share, or $0.73 per share on an annualized basis, representing a 4.3% increase over our 2007 annualized dividend.

Arthur H. Keeney III, President and CEO, stated: “We are very pleased to report another solid quarter of financial performance for the Company. Our loan portfolio increases were spread fairly evenly throughout the coastal North Carolina communities which we serve and the weighted average risk profile of our portfolio remained consistent compared to previous periods. Because of this greater than anticipated portfolio growth, we increased our normal provision expense during the quarter which resulted in a modest increase in our allowance for loan losses from 0.90% of period-end loans at March 31, 2008 to 0.92% of period-end loans at June 30, 2008.

“Relative to this year’s financial results, it is important to note that in June 2007, ECB modified its allowance for loan losses (“AFLL”) model to more accurately conform to the industry guidance that had been issued by the accounting and regulatory agencies regarding the AFLL. As a result, a one-time credit adjustment of $539,000 was made to the “Provision for Loan Loss” Account, which, in turn, resulted in a negative provision expense of $489,000 and $99,000 respectively for the three and six month periods ended June 30, 2007.

“We are pleased to report that at the June 30, 2008, period-end, our net charge-offs to average loans (annualized) were 0.10% and our non-performing loans to period-end loans were 0.12%. We firmly believe our asset quality statistics relate quite well to our peer group and the banking community in general. Our capital levels also remain above average.

“We are also finally experiencing some relief at the net interest income level as it grew 8.1% in the current quarter ended June 30, 2008 compared to 1.4% in the first quarter of 2008 and 2.8% in the fourth quarter of 2007. Deposit costs appear to be falling more in line with the Fed rate cuts over the past nine months.

“Expense control during these economically challenging times has been a priority with management and I am pleased to report that total non-interest expense increased only 1.6% for the first six months of 2008 over the first six months of 2007 and actually decreased 2.5% for the second quarter ended June 30, 2008 over the second quarter ended June 30, 2007.

“Our newest branch in Leland, North Carolina (Brunswick County) is scheduled to open later this month which will bring our total number of branches to 24. We are pleased to announce that construction of our 25th branch on Market Street North in the Porter’s Neck Township of Wilmington, North Carolina is scheduled to begin in the third quarter and should open in early summer 2009.

“In short, the organization remains focused on asset quality, capital adequacy, liquidity, cost control and quality of earnings. We also continue with the stock repurchase plan (up to 5% or 146,000 shares of the Company’s outstanding common stock) authorized by our Board of

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Directors last fall. We continue to feel the stock repurchase authorization is one tool among several that will allow us to manage our capital in the best interests of our stockholders. We believe we remain well positioned for future successes.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank (the “Bank”), is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 23 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2008, December 31, 2007 and June 30, 2007

(Dollars in thousands, except per share data)

	June 30, 2008	December 31, 2007*	June 30, 2007
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$15,629	$16,303	$18,572
Interest bearing deposits	1,318	925	1,784
Overnight investments	—	4,775	4,875

Total cash and cash equivalents	16,947	22,003	25,231

Investment securities
Available-for-sale, at market value (cost of $161,522, $126,616 and $128,986 at June 30, 2008, December 31, 2007, and June 30, 2007, respectively)	157,589	125,888	125,413
Loans	516,492	454,198	436,610
Allowance for loan losses	(4,739)	(4,083)	(4,475)

Loans, net	511,753	450,115	432,135

Real estate & repossessions acquired in settlement of loans, net	603	66	271
Federal Home Loan Bank common stock, at cost	4,309	2,382	1,482
Bank premises and equipment, net	25,143	24,450	24,594
Accrued interest receivable	4,464	4,456	4,170
Bank owned life insurance	8,195	8,030	7,886
Other assets	9,037	6,499	8,391

Total	$738,040	$643,889	$629,573

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$106,601	$95,596	$107,355
Demand, interest bearing	97,542	103,347	100,062
Savings	17,796	18,492	18,824
Time	356,334	308,926	292,044

Total deposits	578,273	526,361	518,285

Accrued interest payable	3,089	2,525	2,566
Short-term borrowings	60,928	43,174	40,825
Long-term obligations	26,000	—	—
Other liabilities	4,944	4,988	4,461

Total liabilities	673,234	577,048	566,137

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,888,896 at June 30, 2008 and 2,920,769 at December 31, 2007 and 2,921,992 at June 30, 2007, respectively.	10,064	10,184	10,188
Capital surplus	26,379	27,026	26,946
Retained earnings	30,801	30,099	28,519
Accumulated other comprehensive loss	(2,438)	(468)	(2,217)

Total shareholders’ equity	64,806	66,841	63,436

Total	$738,040	$643,889	$629,573

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and six months ended June 30, 2008 and 2007

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,825	$8,342	$15,832	$16,452
Interest on investment securities:
Interest exempt from federal income taxes	326	303	660	605
Taxable interest income	1,565	1,100	2,824	2,209
Dividend income	87	29	151	47
Other Interest	45	97	115	374

Total interest income	9,848	9,871	19,582	19,687

Interest expense:
Deposits:
Demand accounts	185	435	481	836
Savings	22	24	45	48
Time	3,668	3,743	7,571	7,501
Short-term borrowings	114	703	557	1,383
Long-term obligations	492	—	541	—

Total interest expense	4,481	4,905	9,195	9,768

Net interest income	5,367	4,966	10,387	9,919
Provision for loan losses	570	(489)	900	(99)

Net interest income after provision for loan losses	4,797	5,455	9,487	10,018

Noninterest income:
Service charges on deposit accounts	839	764	1,635	1,534
Other service charges and fees	405	403	674	729
Mortgage origination brokerage fees	330	313	637	561
Net gain on sale of securities	19	—	94	—
Income from bank owned life insurance	76	73	165	145
Other operating income	38	32	450	297

Total noninterest income	1,707	1,585	3,655	3,266

Noninterest expenses:
Salaries	1,983	2,066	4,019	4,046
Retirement and other employee benefits	847	723	1,679	1,393
Occupancy	459	430	911	862
Equipment	414	548	836	1,047
Professional fees	86	168	296	474
Supplies	73	144	155	198
Telephone	161	137	338	269
FDIC deposit insurance	91	15	167	31
Other operating expenses	994	1,010	1,964	1,882

Total noninterest expenses	5,108	5,241	10,365	10,202

Income before income taxes	1,396	1,799	2,777	3,082
Income taxes	294	542	629	873

Net Income	$1,102	$1,257	$2,148	$2,209

Net income per share – basic	$0.38	$0.43	$0.74	$0.76

Net income per share – diluted	$0.38	$0.43	$0.74	$0.76

Weighted average shares outstanding - basic	2,891,931	2,912,889	2,901,775	2,903,530

Weighted average shares outstanding - diluted	2,894,979	2,922,143	2,904,571	2,915,691

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Income Statement Data:
Interest income	$9,848	$9,734	$10,086	$10,210	$9,871
Interest expense	4,481	4,714	4,777	4,890	4,905

Net interest income	5,367	5,020	5,309	5,320	4,966
Provision for loan losses	570	330	—	—	(489)
Net after provision expense	4,797	4,690	5,309	5,320	5,455
Noninterest income	1,707	1,948	1,338	1,582	1,585
Noninterest expense	5,108	5,257	4,857	5,285	5,241
Income before income taxes	1,396	1,381	1,790	1,617	1,799
Income taxes	294	335	522	282	542

Net income	$1,102	$1,046	$1,268	$1,335	$1,257

Per Share Data and Shares Outstanding:
Net income – basic	$0.38	$0.36	$0.44	$0.46	$0.43
Net income – diluted	0.38	0.36	0.43	0.46	0.43
Cash dividends	0.1825	0.1825	0.1750	0.1750	0.1750
Book value at period end	22.43	23.30	22.88	22.36	21.71
Dividend payout ratio	48.03%	50.69%	39.77%	38.04%	40.70%
Weighted-average number of common shares outstanding:
Basic	2,891,931	2,911,620	2,913,043	2,913,279	2,912,889
Diluted	2,894,979	2,913,142	2,919,625	2,919,190	2,922,143
Shares outstanding at period end	2,888,896	2,909,699	2,920,769	2,921,992	2,921,992

Balance Sheet data:
Total assets	$738,040	$714,562	$643,889	$629,679	$629,573
Loans - gross	516,492	485,774	454,198	440,340	436,610
Allowance for loan losses	4,739	4,379	4,083	4,351	4,475
Investment securities	157,589	160,874	125,888	124,581	125,413
Interest earning assets	679,708	661,182	588,168	568,097	570,164
Premises and equipment, net	25,143	24,916	24,450	24,693	24,594
Total deposits	578,273	555,591	526,361	527,368	518,285
Short-term borrowings	60,928	56,300	43,174	29,128	40,825
Long-term obligations	26,000	26,000	—	—	—
Shareholders’ equity	64,806	67,798	66,841	65,339	63,436

Selected Performance Ratios: (annualized) :
Return on average assets	0.61%	0.62%	0.80%	0.85%	0.82%
Return on average shareholders’ equity	6.52%	6.17%	7.67%	8.30%	7.89%
Net interest margin	3.33%	3.40%	3.78%	3.83%	3.69%
Efficiency ratio	69.73%	72.68%	70.48%	74.06%	77.23%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.12%	0.27%	0.10%	0.06%	0.30%
Allowance for loan losses to period-end loans	0.92%	0.90%	0.90%	0.99%	1.02%
Allowance for loan losses to nonperforming loans	752%	336%	877%	1,738%	341%
Net charge-offs to average loans (annualized)	0.17%	0.03%	0.24%	0.11%	0.13%

Capital Ratios:
Equity-to-assets ratio	8.78%	9.49%	10.38%	10.38%	10.08%
Leverage Capital ratio	9.28%	10.02%	10.66%	10.61%	10.68%
Tier 1 Capital ratio	11.51%	12.07%	12.94%	12.87%	12.80%
Total Capital ratio	12.33%	12.86%	13.72%	13.71%	13.67%

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